UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as Amended

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

RIOT BLOCKCHAIN, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Jason Les – CEO Video

Hi. My name is Jason Les, CEO of Riot Blockchain, reminding you of the importance of voting in support of each of the proposals on our proxy statement at this year's Annual General Meeting. Your vote is critical in giving Riot the ability to capitalize on opportunities to grow. That includes increasing our Bitcoin mining hash rate, expanding our infrastructure and exploring potential acquisitions, always with an eye on enhancing value for you, our shareholders.

To vote, go ahead and visit www.proxyvote.com and use the control number provided to you on your proxy materials, either mailed to you or available through your brokerage.

Thank you once again for your continued support as a shareholder of Riot Blockchain.

2022.07.05